Exhibit 4.1.7

EXECUTION VERSION

CAPITAL ONE MASTER TRUST

SECOND AMENDMENT TO TRANSFER AND ADMINISTRATION AGREEMENT

This SECOND AMENDMENT TO TRANSFER AND ADMINISTRATION AGREEMENT, dated as of October 1, 2022 (this “Amendment”), to the Transfer and Administration Agreement, dated as of October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008 (as so amended, the “Agreement”), is entered into among CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (“CONA”), as Administrator (the “Administrator”), CAPITAL ONE FUNDING, LLC, a Virginia limited liability company (“Funding”), as Transferor (the “Transferor”), CAPITAL ONE MULTI-ASSET EXECUTION TRUST, a statutory trust organized under the laws of the State of Delaware, as Issuer (the “Issuer”), and THE BANK OF NEW YORK MELLON, a New York banking corporation (“BNYM”), as Indenture Trustee (the “Indenture Trustee”).

RECITALS

WHEREAS, effective October 1, 2022, Capital One Bank (USA), National Association, a national banking association (“COBNA”), was merged with and into CONA (said transaction, the “Merger”);

WHEREAS, by virtue of the Merger, all property of every type and interests therein, all rights, franchises, and choses in action, and all of the liabilities and obligations of every kind and description of COBNA became the property, rights, franchises, and choses in action, and liabilities and obligations of CONA without any other transfer, and, upon the Merger, and without any order or other action, CONA shall hold and enjoy all rights of property, franchises, and interests in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by COBNA at the time of the Merger, subject to applicable law; and

WHEREAS, for the avoidance of doubt, in connection with the Merger, COBNA, in its capacity as Original Administrator, assigned all of its right, title, and interest, and delegated all of its duties, obligations, and liabilities, in, to, and under the Agreement to CONA, in its capacity as New Administrator, pursuant to an Omnibus Securitization Agreements Assignment and Assumption Agreement, dated as of October 1, 2022 (the “Assignment and Assumption Agreement”), among COBNA, in its capacity as Original Seller, Servicer and Administrator and in its individual capacity, Funding, as Transferor and in its individual capacity, CONA, in its capacity as New Seller, Servicer and Administrator and in its individual capacity, BNYM, as Trustee and as Indenture Trustee, the Issuer, the Independent Director of Funding, Clayton Fixed Income Services LLC, a Delaware limited liability company, as Asset Representations Reviewer, and Capital One Services, LLC, a Delaware limited liability company, as subservicer and in its individual capacity;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do covenant and agree as follows:

ARTICLE I

AMENDMENTS

SECTION 1.1. Amendments to the Agreement. Each party to the Agreement hereby agrees that the Agreement shall be amended as follows:

(a)    by deleting all references therein to “Capital One Bank (USA), National Association” and replacing such references with “Capital One, National Association”;

(b)      by deleting all references therein to “Capital One Bank” and replacing such references with “CONA”;

(c)      by deleting in Subsection 9.03(a) the phrase “in care of Capital One Services, Inc., 4851 Cox Road, Glen Allen, Virginia 23060.” and replacing it with “1680 Capital One Drive, McLean, Virginia 22102, Attention: Managing Vice President, Treasury Capital Markets, with a copy to Senior Director, Associate General Counsel, Corporate Capital Markets”; and

(d)      by deleting in Subsection 9.03(a) the phrase “140 East Shore Drive, Room 1048, Glen Allen, Virginia 23059” and replacing it with “1600 Capital One Drive, Room 27907A, McLean, Virginia 22102, Attention: Assistant Vice President”.

ARTICLE II

ACKNOWLEDGEMENT OF ASSIGNMENT AND ASSUMPTION

SECTION 2.1. Acknowledgement of Assignment and Assumption of the Agreement. CONA, in its capacity as New Administrator, acknowledges and confirms that it is bound by the Agreement, that it has accepted all of COBNA’s right, title, and interest, and has assumed all of COBNA’s duties, obligations, and liabilities and the performance of every covenant, in, to, and under the Agreement, and has agreed that it shall be substituted for COBNA, in its capacity as Original Administrator, under the Agreement. For the avoidance of doubt, CONA hereby expressly assumes the performance of every covenant and obligation of COBNA under the Agreement.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.1. Conditions to Effectiveness. The amendments provided for by this Amendment shall become effective upon satisfaction of the following conditions:

(a)      delivery of a Master Trust Tax Opinion, pursuant to Subsection 9.01(a) of the Agreement;

(b)      delivery of an Issuer Tax Opinion, pursuant to Subsection 9.01(a) of the Agreement;

(c)      delivery of written confirmation from each Note Rating Agency that this Amendment will not have a Ratings Effect;

(d)      delivery of an Officer’s Certificate, from Funding to the Indenture Trustee and the Owner Trustee, to the effect that Funding reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future, delivered pursuant to Subsection 9.01(a) of the Agreement;

(e)      delivery of counterparts of this Amendment, duly executed by the parties hereto;

(f)      delivery of counterparts of the Assignment and Assumption Agreement, duly executed by the parties thereto; and

(g)      COBNA has been merged with and into CONA.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Waiver of Notice. Notwithstanding anything to the contrary set forth in the Agreement, each of the undersigned parties hereby waives any notice or other timing requirements with respect to and gives its consent to the amendments provided for herein.

SECTION 4.2. Ratification of Agreement. Except as specifically amended, modified or supplemented by this Amendment, the Agreement is hereby confirmed and ratified in all respects and shall remain in full force and effect. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. Each of the parties to the Agreement agrees to be bound by the terms of the obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

SECTION 4.3. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which, when executed, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 4.4. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.5. Indenture Trustee. The Indenture Trustee shall not be responsible for the validity or sufficiency of this Amendment nor for the recitals herein. The parties hereto agree that the Indenture Trustee shall be afforded all the rights, privileges, protections, immunities and indemnities provided to it under the Agreement.

SECTION 4.6. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement or, if not defined therein, in the Assignment and Assumption Agreement. All Section or Subsection references herein shall mean Sections or Subsections in the Agreement, except as otherwise provided herein.

SECTION 4.7. Limitation of Liability of the Owner Trustee. It is expressly understood and agreed by the parties hereto that (i) this Amendment is executed and delivered on behalf of the Issuer by Deutsche Bank Trust Company Delaware, not individually or personally but solely as Owner Trustee (the “Owner Trustee”) of the Issuer, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only, and is binding only on, the Issuer, (iii) nothing herein contained will be construed as creating any liability on Deutsche Bank Trust Company Delaware, individually or personally or as Owner Trustee, to perform any covenant of the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Amendment and by any Person claiming by, through or under them, (iv) Deutsche Bank Trust Company Delaware has made no investigation and will make no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Amendment, the Agreement or any related document and (v) under no circumstances will Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness, indemnities or expenses of the Issuer or be liable for the performance, breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment, the Agreement or any related documents, as to all of which recourse shall be had solely to the assets of the Issuer.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

CAPITAL ONE, NATIONAL ASSOCIATION, as Administrator

By:	/s/ Franco E. Harris
Name: Franco E. Harris
Title: Managing Vice President,
Treasury Capital Markets

CAPITAL ONE FUNDING, LLC, as Transferor

By:	/s/ Eric D. Bauder
Name: Eric D. Bauder
Title: Assistant Vice President

CAPITAL ONE MULTI-ASSET EXECUTION TRUST, as Issuer

	By:	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

By:	/s/ Ronaldo R. Reyes
Name: Ronaldo R. Reyes
Title: Attorney-In-Fact

By:	/s/ Timothy Johnson
Name: Timothy Johnson
Title: Attorney-In-Fact

[Signature Page to Second Amendment to COMET Transfer and Administration Agreement]

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Leslie Morales
Name: Leslie Morales
Title: Vice President

[Signature Page to Second Amendment to COMET Transfer and Administration Agreement]